SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2003

SL GREEN REALTY CORP.
(Exact name of Registrant as specified in its Charter)

Maryland	1-13199	13-3956775
(State of Incorporation)	(Commission File Number)	(IRS Employer Id. Number)

420 Lexington Avenue New York, New York 10170
(Address of principal executive offices) (Zip Code)

(212) 594-2700
(Registrant’s telephone number, including area code)

Item 7.  Financial Statements and Exhibits

(c)                                  Exhibits

                                                99.1  Press Release

                                                99.2  Press Release

Item 9.  Regulation FD Disclosure

                The information in this Current Report (including the exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

                On December 8, 2003, SL Green Realty Corp. (the "Company") issued two press releases announcing the following events: (1) an amendment to the Company's long-term outperformance compensation plan; (2) the adoption of SFAS 123, "Accounting for stock-based compensation; and (3) an increase in the Company's annual common stock dividend. The Company is attaching the two press releases as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ THOMAS E. WIRTH
Thomas E. Wirth
Executive Vice President, Chief Financial Officer

Date: December 8, 2003